UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2014

Resource Real Estate Opportunity REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-54369

Maryland	27-0331816
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 28, 2014, a wholly-owned subsidiary of Resource Real Estate Opportunity REIT, Inc. (the “Registrant,” “we,” “our” and “us”) purchased Addison Place Apartments and Townhomes (“Addison Place”), a multifamily community located in Johns Creek, Georgia, from unaffiliated sellers, Addison Place Apartment Manager, LLC, a Delaware limited liability company, and Addison Place Townhomes, LLC, a Delaware limited liability company. Addison Place is a multifamily community with 403 units and amenities, including but not limited to, two swimming pools, three lighted tennis courts, a fitness center, a business center and a playground. Addison Place was constructed between 1999 and 2004 and is currently 94% leased.

The contract purchase price for Addison Place was $70.5 million, excluding closing costs. We funded the purchase price with proceeds from our initial public offering. We believe that Addison Place is suitable for its intended purpose and adequately insured; however, we intend to make certain renovations to Addison Place. We intend to upgrade the unit interiors and renovate the clubhouse and leasing center.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before June 13, 2014, by amendment to this Form 8-K.

(b)	Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC.

Dated: April 2, 2014	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)